      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002

                                                      REGISTRATION NO. 333-_____


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                      75-2386963
      (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                     Identification Number)


           1901 ASCENSION BLVD.                                   76006
                SUITE 100                                       (Zip Code)
           ARLINGTON, TEXAS
(Address of Principal Executive Offices)



                     D.R. HORTON DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                              PAUL W. BUCHSCHACHER
                                 VICE PRESIDENT
                              AND CORPORATE COUNSEL
                         1901 ASCENSION BLVD., SUITE 100
                             ARLINGTON, TEXAS 76006
                     (Name and address of agent for service)

                                  817-856-8200
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                                  Proposed           Proposed
                                                                   maximum            maximum           Amount of
                                             Amount to be       offering price       aggregate        registration
Title of securities to be registered          registered         per share(1)     offering price(1)       fee
---------------------------------------      ------------       --------------    -----------------   ------------

D.R. Horton Deferred Compensation Plan
Obligations(2)                               $30,000,000             100%            $30,000,000         $2,760
==================================================================================================================

(1) Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(o).

(2) The D.R. Horton Deferred Compensation Plan Obligations are unsecured obligations of D.R. Horton, Inc. to pay deferred compensation in the future in accordance with the terms of the D.R. Horton Deferred Compensation Plan.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by D.R. Horton, Inc., a Delaware corporation (the "Registrant"), relating to up to $ 30,000,000 of unsecured obligations of the Registrant to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the D.R. Horton Deferred Compensation Plan (the "Plan").

                                     PART I

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees and directors as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by D.R. Horton, Inc. are incorporated by reference, as of their respective dates, in this Registration Statement:

            o Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission (the "Commission") on November 20, 2001;

            o Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002;

            o Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002;

            o Current Report on Form 8-K dated October 22, 2001, filed with the Commission on October 24, 2001;

            o Current Report on Form 8-K dated November 8, 2001, filed with the Commission on November 8, 2001;

            o Current Report on Form 8-K dated January 22, 2002, filed with the Commission on January 22, 2002;

            o Current Report on Form 8-K dated January 24, 2002, filed with the Commission on January 24, 2002;

            o Current Report on Form 8-K dated January 31, 2002, filed with the Commission on February 1, 2002;

            o Current Report on Form 8-K dated February 15, 2002, filed with the Commission on February 19, 2002;

            o Current Report on Form 8-K dated February 21, 2002, filed with the Commission on February 22, 2002 (including amendment filed March 25, 2002);

            o Current Report on Form 8-K dated April 3, 2002, filed with the Commission on April 3, 2002; and

            o Current Report on Form 8-K dated May 29, 2002, filed with the Commission on May 29, 2002.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Up to $30,000,000 of Plan Obligations are being registered under this Registration Statement to be offered to certain eligible employees and nonemployee directors of the Registrant pursuant to the Plan. The Obligations are general unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of the Registrant, and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time.

         Obligations will consist of amounts equal to each Plan participant's deferral account, which will be credited with the compensation each participant defers in accordance with the terms of the Plan. A participant may defer up to 90% of his or her salary and up to 100% of his or her incentive and other compensation. A participant's deferrals will be credited with earnings (or losses) based on the deemed investment of such amounts in one or more funds offered under the Plan and selected by the participant.

         The vested accrued balance in a participant's account under the Plan shall be paid in cash at either (i) a future year specified by the participant (which is at least two years after the year the compensation is deferred) while he or she is still employed by the Registrant, or (ii) upon the participant's termination of employment, death or disability. Participants terminating employment when at or over age 50 with ten or more years of service may elect to receive distributions in a single lump sum or annual installment payments over a period of two to ten years. In addition, with the consent of the committee appointed to administer the Plan, a participant may receive all or a portion of his or her account while the participant is still employed upon paying a 10% penalty, or, with no penalty, on account of severe financial hardship.

         A participant's Obligations cannot be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the participant, and pass only to a survivor beneficiary under the Plan, or by the laws of descent and distribution.

         The Obligations are not subject to redemption, in whole or in part, prior to the payout to the participant. However, the Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a participant's right to Obligations in the amount of the participant's vested Plan account as of the date of such amendment or termination without the participant's consent.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable laws presently or hereafter in effect, indemnify each person who is or was or who has agreed to become a director or officer of the Registrant, or each such person who is or was serving or who had agreed to serve at the written request of the Board of Directors or an officer of the Registrant as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the Registrant (including the heirs, executors, administrators or estate of such person), and eliminates the personal liability of its directors to the full extent permitted by the DGCL or other applicable laws presently or hereafter in effect. The Registrant has entered into an indemnification agreement with each of its directors.

         Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Registrant also has obtained Directors and Officers Liability Insurance that provides insurance coverage for certain liabilities which may be incurred by the Registrant's directors and officers in their capacity as such.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8.  EXHIBITS


          EXHIBIT
          NUMBER                  EXHIBIT

            4.1  -  D.R. Horton Deferred Compensation Plan

            5.1  -  Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

           23.1  -  Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (1)

           23.2  -  Consent of Ernst & Young LLP, Fort Worth, Texas

           23.3  -  Consent of Ernst & Young LLP, Los Angeles, California

           24.1  -  Powers of Attorney (contained on signature page hereto)


----------------
(1)      See Exhibit 5.1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS

   A.          The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses
    (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
    Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, D.R. Horton, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on June 21, 2002.

                                       D.R. HORTON, INC.



                                       By: /s/ Donald R. Horton
                                           -------------------------------------
                                           Donald R. Horton
                                           Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald J. Tomnitz and Samuel R. Fuller together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                    TITLE                                           DATE
             ---------                                    -----                                           ----

        /s/ Donald R. Horton                      Chairman of the Board                             June 21, 2002
------------------------------------          (Principal Executive Officer)
          Donald R. Horton

       /s/ Donald J. Tomnitz           Vice Chairman of the Board, President, Chief                 June 21, 2002
------------------------------------          Executive Officer and Director
         Donald J. Tomnitz

        /s/ Samuel R. Fuller            Executive Vice President, Treasurer, Chief                  June 21, 2002
------------------------------------          Financial Officer and Director
          Samuel R. Fuller             (Principal Accounting and Financial Officer)

      /s/ Bradley S. Anderson                            Director                                   June 21, 2002
------------------------------------
        Bradley S. Anderson

        /s/ Richard Beckwitt                             Director                                   June 21, 2002
------------------------------------
          Richard Beckwitt

       /s/ Richard I. Galland                            Director                                   June 21, 2002
------------------------------------
         Richard I. Galland

       /s/ Richard L. Horton                             Director                                   June 21, 2002
------------------------------------
         Richard L. Horton

       /s/ Terrill J. Horton                             Director                                   June 21, 2002
------------------------------------
         Terrill J. Horton

        /s/ Francine I. Neff                             Director                                   June 21, 2002
------------------------------------
          Francine I. Neff

        /s/ James K. Schuler                             Director                                   June 21, 2002
------------------------------------
          James K. Schuler

         /s/ Scott J. Stone                              Director                                   June 21, 2002
------------------------------------
           Scott J. Stone

                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                     EXHIBIT
 -------                    -------
   4.1   -    D.R. Horton Deferred Compensation Plan

   5.1   -    Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas

  23.1   -    Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (contained in Exhibit 5.1)

  23.2   -    Consent of Ernst & Young LLP, Fort Worth, Texas

  23.3   -    Consent of Ernst & Young LLP, Los Angeles, California

  24.1   -    Powers of Attorney (contained on signature page hereto)